                                                                    Exhibit 3(k)
                           ARTICLES OF INCORPORATION
                                       OF
                        ENERBANK DESIGN ASSOCIATES, INC.


     The name of the incorporator is John H. W. Cole. The incorporator is 18 years old or older.

     The address of the incorporator is as follows: 1015 Twentieth Street, N.W., Suite 200, Washington, D.C. 20036.

                               ARTICLE I - NAME
                               ------- -   ----

     The name of this corporation is ENERBANK DESIGN ASSOCIATES, INC.

                          ARTICLE II - EFFECTIVE DATE
                          ------- --   --------------

     This corporation shall exist perpetually, commencing as of the date of approval of these Articles.

                            ARTICLE III - PURPOSES
                            ------- ---   --------

     This corporation may engage in any activity or business permitted under the laws of the United States of America and of this State.

                          ARTICLE IV - CAPITAL STOCK
                          ------- --   ------- -----

     This corporation is authorized to issue Ten Thousand (10,000) shares of One Dollar ($1.00) par value common stock.

                ARTICLE V - PRINCIPAL OFFICE AND RESIDENT AGENT
                ------- -   -----------------------------------

     The name of the initial Resident Agent of this corporation and his street address are as follows: Daniel Milliron, 1109 Spring Street, Suite 200, Silver Spring, Maryland 20910.

                        ARTICLE VI - BOARD OF DIRECTORS
                        ----------- -------------------

     This corporation shall have one (1) director initially. The number of directors may be either increased or decreased from time to time as provided in the Bylaws, but shall never be less than one (1). The name of the initial director of this corporation is Daniel Milliron. The address of the initial director is 1109 Spring Street, Suite 200, Silver Spring, Maryland 20910.

                            ARTICLE VII - AMENDMENT
                            ------------ ----------

     This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.

                             ARTICLE VIII - BYLAWS
                             ---------------------

     The initial Bylaws shall be adopted by the Board of Directors. The power to alter, amend, or repeal the Bylaws or adopt new Bylaws is vested in the Board of Directors, subject to repeal or change by action of the Shareholders.

                        ARTICLE IX - CUMULATIVE VOTING
                        ----------  ------------------

     At each election for directors every shareholder entitled to vote at such election shall have the right to cumulate his votes by giving one candidate as many votes as the number of directors to be elected at that time multiplied by the number of his shares, or by distributing such votes on the same principle among any number of such candidates.

     In any election of directors by the shareholders, each shareholder of record entitled to vote shall have the right to cumulate his shares and to give one candidate as many votes as shall equal the number of directors to be elected multiplied by the number of shares owned by such stockholder, or to distribute them on the same principle among as many candidates as he sees fit; provided, however, that notice shall be given by any shareholder to the President or a Vice President of the Corporation not less than twenty-four (24) hours before the time fixed for the holding of the meeting for the election of directors that he intends to accumulate his votes as such election. This right to vote cumulatively shall not be further restricted or qualified by any provision in the Bylaws of this corporation.

     IN WITNESS WHEREOF, I, the undersigned, being the incorporator, for the purpose of forming a corporation to do business in the State of Maryland and under the laws of Maryland, have signed these articles and acknowledge same to be my act, declaring and certifying that the facts herein stated are true, and do set my hand and seal October 19, 1987.


Witness                                                      John H. W. Cole

                              ARTICLES OF MERGER
                              ------------------

TO;  Superintendent of Corporations
     Department of Consumer and Regulatory Affairs

     Pursuant to the District of Columbia Business Corporation Act, Section 29-368, Enerbank Corporation, a corporation organized under the laws of the District of Columbia and Enerbank Design Associates, Inc., a corporation organized under the laws of the State of Maryland, hereby submit and declare the following Articles of Merger:

     1.   Plan of Merger  Enerbank Corporation shall be merged into Enerbank
          --------------
     Design Associates, Inc. in accordance with the Plan of Merger attached to these Articles as Exhibit "A".
     2.   Outstanding Shares; Classes of Shares.
          -------------------------------------
          (a) Enerbank Corporation has only one class of stock. On the date of approval of the Plan of Merger by its stockholders Enerbank Corporation had issued and outstanding 100 shares of its stock.
          (b) Enerbank Design Associates, Inc. has only one class of stock. On the date of approval by the Plan of Merger by its stockholders Enerbank Design Associates, Inc. had issued and outstanding 1,000 shares of its stock.
     3.   Number of Shares Approving Merger.
          ---------------------------------
          (a) 100 shares of stock of Enerbank Corporation voted for the merger. No shares of stock voted against it.
          (b) 1,000 shares of stock of Enerbank Design Associates, Inc. voted for the merger. No shares of stock voted against it.
     4.  Jurisdiction.
         ------------
         (a) Enerbank Corporation is a corporation organized under the laws of the District of Columbia.
         (b) Enerbank Design Associates, Inc. is a corporation organized under the laws of the State of Maryland. The agreement required by Section 29-371 of the Business Corporations Act is enclosed herewith.

         DATED AND EXECUTED THIS 21/ST/ DAY OF OCTOBER, 1987.

ATTEST:                                         Enerbank Corporation
ATTEST:                                         Enerbank Design
                                                Associates, Inc.
                                                                     EXHIBIT "A"

                                Plan of Merger
                                --------------

     WHEREAS, Enerbank Corporation is a corporation duly organized and authorized to conduct business in the District of Columbia; and
     WHEREAS, Enerbank Design Associates, Inc. is a corporation duly organized and authorized to conduct business in the State of Maryland; and
     WHEREAS, It is in the best interests of said corporations and their stockholders to merge said corporations, with Enerbank Design Associates, Inc. being the surviving corporation of said merger.
     NOW THEREFORE, the following Plan of Merger is approved by the directors of Enerbank Corporation and Enerbank Design Associates, Inc..
     1. Enerbank Corporation shall be merged into Enerbank Design Associates, Inc., which shall be the surviving corporation of the merger and shall conduct all business theretofore conducted by Enerbank Corporation.
     2. No Amendment to the Articles of Incorporation of Enerbank Design Associates, Inc. is contemplated.
     3. The merger shall be effective as of the date on which these articles of merger are approved.
     4. As of the effective date of the merger, all of the shares of stock of Enerbank Corporation shall be surrendered, and its shareholders shall be issued 1,000 shares of stock of Enerbank Design Associates, Inc. in exchange therefor. No other consideration shall be given to the shareholders of Enerbank Corporation.
     5. The bylaws, principal place of business, officers, directors and resident agent of Enerbank Design Associates, Inc. shall be the same as that prior to the merger.

                       Agreement of Foreign Corporation
                       --------------------------------

     WHEREAS, Enerbank Design Associates, Inc. is a corporation organized under the laws of the State of Maryland (hereinafter referred to as "Surviving Corporation"); and

     WHEREAS, Pursuant to Articles of Merger executed simultaneously herewith, Enerbank Corporation, a corporation organized under the laws of the District of Columbia (hereinafter referred to as the "Merged Corporation") is to be merged with Surviving Corporation; and

     WHEREAS, As a condition to its approval of said merger the laws of the District of Columbia require that Surviving Corporation agree to certain requirements as to service of process, conduct of business, and treatment of dissenting shareholders.

     NOW THEREFORE, Surviving Corporation agrees as follows:

     1.  The above recitals are true and correct and are made a part hereof.

     2. Surviving Corporation agrees that to the extent it shall conduct business in the District of Columbia it shall comply with the provisions of the Business Corporation Act of the District of Columbia.

     3. Surviving Corporation agrees that it may be served with process in the District of Columbia in any proceeding for the enforcement of any obligation of any domestic corporation which is a party to said merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of Merging Corporation.

     4. Surviving Corporation hereby irrevocably appoints the Mayor of the District of Columbia as its agent to accept service of process in any such proceeding.

     5. Surviving Corporation agrees that it will promptly pay to the dissenting shareholders of Merging Corporation, the amount, if any, to which they are entitled under the provisions of the Business Corporation Act with respect to the rights of dissenting shareholders.

     6. The Mayor may mail a copy of any process against Surviving Corporation which may be served to the following postal address: 1109 Spring Street, Suite 200, Silver Springs, Maryland 20910.

     Dated and executed October 21st, 1987.

                                         Enerbank Design Associates, Inc.
                                         "Surviving Corporation"

                     ARTICLES OF AMENDMENT TO ARTICLES OF
               ORGANIZATION OF ENERBANK DESIGN ASSOCIATES, INC.

     Pursuant to a special meeting of the Board of the Director and a special meeting of the shareholders of Enerbank Design Associates, Inc. ("Corporation") held on August 1, 1993, the Corporation has decided to amend its charter due to the unanimous vote of the Board of the Director and the unanimous vote of the shareholders to change the name of the Corporation. The Board of Director and all of the shareholders of the Corporation voted in favor of the following amendment to the charter. The name of the Corporation shall be amended from Enerbank Design Associates, Inc. to:

                               EDA, Incorporated

     Accordingly, because all of the requirements have been satisfied pursuant to the Corporations and Associations Article of the Maryland Code, the Corporation files this Articles of Amendment so that the Corporation shall be known from this day forth as EDA, Incorporated.

     I, Daniel Milliron, President of Enerbank Design Associates, Inc., hereby acknowledge on behalf of Enerbank Design Associates, Inc. that the foregoing Articles of Amendment are the corporate act of said corporation under the penalties of perjury.


Daniel Milliron, President


Attest

                              ARTICLES OF MERGER
                                    BETWEEN
                         ICF KAISER DISAPPEARING, INC.
                                      AND
                               EDA, INCORPORATED


THIS IS TO CERTIFY THAT:

     FIRST: ICF Kaiser Disappearing, Inc. and EDA, Incorporated agree to merge in the manner hereinafter set forth.

     SECOND: EDA, Incorporated is the corporation to survive the merger (the "Surviving Corporation").

     THIRD: Both the Surviving Corporation and ICF Kaiser Disappearing, Inc. (the "Merging Corporation") are incorporated under the laws of the State of Maryland.

     FOURTH: The principal office of the Surviving Corporation in the State of Maryland is located in Montgomery County, and the principal office of the Merging Corporation in the State of Maryland is located in the City of Baltimore.

     FIFTH: The Merging Corporation owns no interest in land in the State of Maryland.

     SIXTH: The charter of the Surviving Corporation will not be amended as a result of the merger.

     SEVENTH: The total number of shares of all classes of stock which each corporation party to these Articles has the authority to issue and the number of shares of each class are as follows:

          (a)  Surviving Corporation
               ---------------------

     The total number of shares of all classes of stock which the Surviving Corporation has authority to issue is 10,000 shares of common stock, $1.00 par value per share. The aggregate par value of all shares of all classes having a par value is $10,000.

          (b)  Merging Corporation
               -------------------

     The total number of shares of all classes of stock which the Merging Corporation has authority to issue is 100 shares of common stock, $1.00 par value per share. The aggregate par value of all shares of all classes having a par value is $100.

     EIGHTH: Upon the Effective Date, the Merging Corporation shall be merged into the Surviving Corporation; and, thereupon, the Surviving Corporation shall possess any and all purposes and powers of the Merging Corporation; and all leases, licenses, property, rights, privileges, and powers of whatever nature and description of the Merging Corporation shall be transferred to, vested in, and devolved upon the Surviving Corporation, without further act or deed, subject to all of the debts and obligations of the Merging Corporation.

     At 5:00 p.m., Eastern Daylight Time, on the Effective Date, each share of common stock, $1.00 par value per share, of the Merging Corporation shall be converted into one share of common stock, $1.00 par value per share, of the Surviving Corporation ("New Shares"), without the necessity of any action on the part of the holder thereof. At that time, the Surviving Corporation shall issue a certificate to ICF Kaiser International, Inc., a Delaware corporation, representing the New Shares, and each share of common stock, $1.00 par value per share, of the Surviving Corporation existing prior to the Effective Date ("Old Shares") shall be cancelled and retired.

     Upon surrender of the certificates evidencing Old Shares, persons who were shareholders of the Surviving Corporation prior to the Effective Date shall receive shares of common stock, $0.01 par value per share, of ICF Kaiser International, Inc. and other consideration in accordance with the Agreement and Plan of Merger approved by the shareholders of the Merging Corporation and the Surviving Corporation. From and after the Effective Date, each holder of an outstanding certificate or certificates which prior thereto represented Old Shares shall, upon surrender of the same, be entitled to receive in exchange therefor the consideration into which the shares therefore represented by the certificate or certificates so surrendered shall have been converted as provided in the foregoing sentence. Until so surrendered, each such outstanding certificate which prior to the Effective Date represented Old

Shares shall be deemed for all corporate purposes to evidence the right to receive the consideration into which such Old Shares shall have been so converted.

     NINTH: The terms and conditions of the transaction described in these Articles were duly advised, authorized and approved by the Merging Corporation in the manner and by the vote required by the laws of the State of Maryland and the charter of the Merging Corporation, as follows:

          (a) The Board of Directors of the Merging Corporation, by written consent signed by all the members thereof and filed with the minutes of proceedings of the Board, adopted a resolution declaring that the terms and conditions of the transaction described herein were advisable and directing that the proposed transaction be submitted for consideration by the shareholders of the Merging Corporation.

          (b) A consent in writing, setting forth approval of the terms and conditions of the transaction described herein as so proposed, was signed by the sole shareholder of the Merging Corporation, and such consent is filed with the records of shareholder meetings of the Merging Corporation.

     TENTH: The terms and conditions of the transaction described in these Articles were duly advised, authorized and approved by the Surviving Corporation in the manner and by the vote required by the laws of the State of Maryland and the charter of the Surviving Corporation, as follows:

          (a) The Board of Directors of the Surviving Corporation, by written consent to such action signed by all the members thereof and filed with the minutes of proceedings of the Board, adopted a resolution declaring that the terms and conditions of the transaction described herein were advisable and directing that the proposed transaction be submitted for consideration by the shareholders of the Surviving Corporation.

          (b) A consent in writing, setting forth approval of the terms and conditions of the transaction described herein as so proposed, was signed by the sole shareholder of the Surviving Corporation, and such consent is filed with the records of shareholder meetings of the Surviving Corporation.

     ELEVENTH: These Articles of Merger shall become effective at 5:00 p.m., Eastern Daylight Time, on the date they are accepted for recordation by the Department of Assessments and Taxation of the State of Maryland (the "Effective Date").

     TWELFTH: Each undersigned President acknowledges these Articles of Merger to be the corporate act of the respective corporate party on whose behalf he has signed, and further, as to all matters or facts required to be verified under oath, each President acknowledges that to the best of his knowledge, information and belief, these matters and facts relating to the corporation on whose behalf he has signed are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, these Articles of Merger have been duly executed by the parties hereto this 28th day of July, 1995.

ATTEST:                                     ICF Kaiser Disappearing, Inc.


ATTEST:                                     EDA, Incorporated